SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 1, 2006

(Date of Report)

January 27, 2006

(Date of Earliest Event Reported)

FullCircle Registry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-51918 Commission File Number	61-1363026 (IRS Employer I.D. No.)

1951 Bishop Lane, Suite 208, Louisville, Kentucky  40218

 (Address of Principal Executive Offices)

502-540-5112

(Registrant's Telephone Number)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

CHANGE OF DIRECTORS/PRINCIPAL OFFICERS.

On January 27, 2006, Mr. Isaac Boutwell resigned as Chief Executive Officer of the Company.  Mr. Trent Oakley was then appointed as Chief Executive Officer and President of the Company.  Mr. Oakley will retain his position as Chief Financial Officer.  Mr. Boutwell will retain his position as a Director of the Company.

Mr Oakley has been the Chief Financial Officer of FullCircle Registry, Inc. since 2003 and a Director since April 2003.  Prior to joining FullCircle, Mr. Oakley was a marketing representative and/or sales manager for 17 years, contracting his services to various insurance companies, including TransAmerica Life, John Hancock Financial Services and Prudential Financial Services.  Mr. Oakley currently serves as President and CEO of the American Medical Pharmaceutical Outlet II, Inc. and is on the Board of Directors and serves as Executive Director for a national 501(c)(3), National Association for the Terminally Ill.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.

DATE:  February 1, 2006

By: /s/ Trent Oakley

Trent Oakley

President and Chief Executive Officer

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